                                                                     EXHIBIT 1.1

                                    ANNEX 1


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


                                                                January 16, 1997

Ladies and Gentlemen:

     Kmart Corporation, a Michigan corporation (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 16, 1997 (the "Underwriting Agreement"), to sell to the Underwriters named in Schedule I hereto (the "Underwriters") the number of shares of Common Stock, $1.00 par value, of Rite Aid Corporation, a Delaware corporation (the "Company"), specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Sections 2 and 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the
Underwriting Agreement incorporated herein by reference, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the time and place and at the
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                                                                               2

purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Selling Stockholder and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination upon request.


                                        RITE AID CORPORATION,

                                         by /s/ Franklin C. Brown
                                           --------------------------------
                                           Name:  Franklin C. Brown
                                           Title: Executive Vice President


                                        KMART CORPORATION,

                                         by /s/ Michael J. Viola
                                           --------------------------------
                                           Name:  Michael J. Viola
                                           Title: Vice President and Treasurer



Accepted as of the
date hereof:

Morgan Stanley & Co. Incorporated

by /s/ Richard Steinman
  ___________________________
 Name:  Richard Steinman
 Title: Principal
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                                   SCHEDULE I


Underwriter                           Number of Shares to be Purchased
-----------                           --------------------------------

Morgan Stanley & Co. Incorporated . .   6,904,764

Total . . . . . . . . . . . . . . . .   6,904,764
                                        =========
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                                  SCHEDULE II


Number of Designated Securities:        6,904,764 shares

Price to Public:                        N/A

Purchase Price by Underwriters:         $37.555 per share

Specified Funds for Payment of
Purchase Price:                         Immediately available funds
                                        (by wire transfer)

Time of Delivery:                       January 22, 1997

Closing Location:                       Cravath, Swaine & Moore
                                        Worldwide Plaza
                                        825 Eighth Avenue
                                        New York, NY 10019-7475

Names and Addresses
of Representatives:                     Morgan Stanley & Co. Incorporated
                                        1585 Broadway
                                        New York, NY 10036

Address for Notices, etc.:              c/o Morgan Stanley & Co. Incorporated
                                        1585 Broadway
                                        New York, NY 10036